SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported): September 16, 2002


                               Delta Apparel, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Georgia
                                   ----------
                          (State or Other Jurisdiction
                               of Incorporation)


               1-15583                                   58-2508794
         -------------------                       -----------------------
      (Commission File Number)                (IRS Employer Identification No.)


2750 Premiere Parkway, Suite 100, Duluth, Georgia                  30097
-------------------------------------------------              ---------------
    (Address of principal executive offices)                    (Zip Code)


                                 (678) 775-6900
                         (Registrant's Telephone Number
                              Including Area Code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On September 16, 2002, the registrant announced that its Board of Directors authorized the repurchase by the Company in open market transactions of up to an additional $3.0 million of Delta Apparel common stock pursuant to its Stock Repurchase Program, bringing the total amount authorized to $6.0 million. The press release issued by the registrant on September 16, 2002 is attached hereto as Exhibit 99.1 and incorporated herein by reference thereto.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release of Delta Apparel, Inc., dated September 16, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      DELTA APPAREL, INC.



Date:  September 19, 2002              /s/ Herbert M. Mueller
                                      -----------------------------------
                                      Herbert M. Mueller
                                      Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number   Description
--------------   -----------
99.1             Press Release of Delta Apparel, Inc., dated September 16, 2002.

                                                                  EXHIBIT 99.1

DELTA APPAREL ANNOUNCES INCREASE IN AMOUNT AUTHORIZED FOR SHARE REPURCHASE

DULUTH, Ga.--(BUSINESS WIRE)--September 16, 2002-- Delta Apparel, Inc. (AMEX-DLA) announced that in a meeting held on Friday, September 13, 2002, its Board of Directors authorized the repurchase by the Company in open market transactions of up to an additional $3.0 million of Delta Apparel common stock pursuant to its Stock Repurchase Program, bringing the total amount authorized to $6.0 million.

During the current fiscal year, the Company has purchased 7,020 shares of Delta Apparel common stock for an aggregate of $0.2 million. Since the inception of the program on November 1, 2000, the Company has purchased 122,020 shares of its stock under the program for a total cost of $2.3 million.

In addition to purchases under its Stock Repurchase Program, during fiscal year 2002 the Company purchased 338,143 shares at a purchase price of $22.00 per share in a Dutch Tender Offer. The Company paid $7.6 million for the shares purchased, including expenses, pursuant to the Dutch Tender Offer.

Robert W. Humphreys, President and CEO, commented, "We believe the repurchase of our shares is an excellent use of our capital. At the current trading range, we will continue the repurchase of our shares in the open market as we believe share repurchases at current prices are accretive to our per share earnings."

Delta Apparel, Inc. is a vertically integrated manufacturer and marketer of high quality knit apparel. The Company specializes in selling undecorated T-shirts, golf shirts and tank tops to distributors, screen printers and private label accounts. Delta Apparel has operations in six states, two company-operated sewing facilities in Honduras and one company-operated sewing facility in Mexico. The Company employs about 3,100 worldwide.

Statements and other information in this press release that are not reported financial results or other historical information are forward-looking statements. These are based on Delta Apparel's expectations and are necessarily dependent upon assumptions, estimates and data that the Company believes are reasonable and accurate but may be incorrect, incomplete or imprecise. Forward-looking statements are also subject to a number of business risks and uncertainties, any of which could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. These risks and uncertainties include, among others, changes in the retail demand for apparel products, the cost of raw materials, competitive conditions in the apparel and textile industries, the relative strength of the United States dollar as against other currencies, changes in United States trade regulations, the discovery of unknown conditions (such as with respect to environmental matters and similar items) and other risks described from time to time in the Company's reports filed with the Securities and Exchange Commission. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. The Company does not undertake to publicly update or revise the forward-looking statements even if it becomes clear that any projected results will not be realized.

Contact: Delta Apparel, Inc.
         Herb Mueller      678/775-6948